                     AMENDMENT TO PARTICIPATION AGREEMENT

WHEREAS, Genworth Life and Annuity Insurance Company (formerly, GE Life and Annuity Assurance Company and, before that, The Life Insurance Company of Virginia) (the "Company") on behalf of itself and its separate accounts, Goldman Sachs Variable Insurance Trust and Goldman, Sachs & Co. entered into a Participation Agreement dated May 1, 1998 (the "Agreement");

WHEREAS, the Company is now known as Genworth Life and Annuity Insurance
Company;

WHEREAS, the parties wish to amend the Agreement to (i) reflect the Company's new name; and (ii) update the Schedules to the Agreement;

NOW, THEREFORE, in consideration of the mutual covenants herein contained, which consideration is full and complete, the parties hereby agree as follows:

I. All references in the Agreement to the Company by any name shall be changed to Genworth Life and Annuity Insurance Company; and

II. All Schedules to the Agreement are replaced with the Schedules attached hereto.

The Agreement, as supplemented by this Amendment, is ratified and confirmed effective April 13, 2007.


GENWORTH LIFE AND ANNUITY
INSURANCE COMPANY,
on behalf of itself and its separate
accounts

By:
    ---------------------------------
    Geoffrey S. Stiff
    Senior Vice President

GOLDMAN SACHS VARIABLE INSURANCE TRUST

By:
    ---------------------------------

GOLDMAN, SACHS & CO.

By:
    ---------------------------------

                                  SCHEDULE 1

                                  Schedule 1A
    Separate Accounts of the Company Registered Under the 1940 Act as Unit
                               Investment Trusts

The following separate accounts of the Company are subject to the Agreement:

                           Date
                      Established by
                         Board of         SEC 1940 Act
                     Directors of the     Registration       Type of Product
Name of Account           Company            Number        Supported by Account
---------------      -----------------  -----------------  --------------------

Genworth Life &       August 19, 1987       811-05343       Variable Annuity
  Annuity VA
  Separate Account 1

Genworth Life &        June 5, 2002         811-21892       Variable Annuity
  Annuity VA
  Separate Account 2

Genworth Life &        June 22, 2006        811-21970       Variable Annuity
  Annuity VA
  Separate Account 3

Genworth Life &       August 21, 1986       811-04885         Variable Life
  Annuity VL                                                    Insurance
  Separate Account 1

                                  Schedule 1B
  Variable Annuity Contracts and Variable Life Insurance Contracts Registered
                       Under the Securities Act of 1933

The following Contracts are subject to the Agreement:

                                                      1933 Act
                                                    Registration    Type of Product
Name of Contract                                       Number     Supported by Account
----------------                                    ------------ -----------------------
Commonwealth Extra Variable Annuity                   333-62695         Variable Annuity
RetireReady Extra Variable Annuity                    333-62695
RetireReady Extra II Variable Annuity                 333-62695
Commonwealth Freedom Variable Annuity                 333-63531
RetireReady Freedom Variable Annuity                  333-63531
Commonwealth Variable Annuity                         033-17428
Commonwealth Variable Annuity - Mitchell              033-76336
Commonwealth Variable Annuity Plus                    033-76334
Foundation Variable Annuity                           333-31172
RetireReady Choice Variable Annuity                   333-31172
Personal Income Design Variable Annuity               333-13457
RetireReady Selections Variable Annuity               333-47732
RetireReady Bonus Variable Annuity                   333-140575
Variable Income Provider Immediate Variable Annuity  333-138258

Commonwealth 3 Variable Universal Life Insurance       033-9651  Variable Life Insurance
Commonwealth 4 Variable Universal Life Insurance      333-41031
Commonwealth Variable Universal Life Insurance        333-32071
Commonwealth VL Flex Variable Life Insurance         333-111208
Estate Optimizer Variable Life Insurance              333-82311
RetireReady Accumulator Variable Life Insurance       333-72572
RetireReady Legacy Variable Life Insurance           333-111213
RetireReady Protection Plus Variable Life Insurance   333-40820

                                  Schedule 1C
            Trust Classes and Series Available Under the Contracts

The following Trust Classes and Series are available under the Contracts listed in this Schedule 1:

Goldman Sachs Capital Growth Fund - Service Shares
Goldman Sachs Growth and Income Fund
Goldman Sachs Growth and Income Fund - Service Shares
Goldman Sachs Mid Cap Value Fund

                                       2